UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2010

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee

(State or other jurisdiction of incorporation)

62-0935669

(I.R.S. employer identification no.)

6805 Perimeter Drive

Dublin, Ohio 43016

Telephone Number (614) 923-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 7, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Pacer International, Inc. (the “Company”) granted long-term equity incentive awards to certain key employees and executive officers. The awards are made under the 2006 Long Term Incentive Plan (the “2006 Plan”) which was approved by the shareholders in May 2007, and are intended, among other goals, to drive shareholder value by providing key management with a personal stake in the financial success of the Company, promote a cohesive and consistent team of key managers through effective performance and retention incentives, and foster continuous and sustainable efforts towards achieving the Company’s strategic and financial goals.

The long-term equity incentive awards are divided into two types: (1) restricted stock units vesting over time and (2) performance units vesting based on the Company’s achievement of operating income targets established by the Committee and the continued employment of the grantee through March 5, 2013. The aggregate dollar value of the long-term incentive awards granted to each grantee (the “Aggregate Award Value”) is set as a specified percentage of base salary based on salary grade (but without giving effect to the temporary 10% reduction in base salaries implemented by the Company in 2009), with 75% of the Aggregate Award Value allocated to the performance unit award and 25% of the Aggregate Award Value allocated to the restricted stock unit award. The number of shares of the Company’s common stock subject to awards granted to each grantee is determined by dividing the Aggregate Award Value of the award granted to each grantee by $6.93, which was the closing price of the Company’s common stock price on June 7, 2010, the date of grant.

The following table sets forth the base salary, specified percentage and Aggregate Award Value applicable to the Company’s principal executive officer, principal financial officer, and other named executive officers:

Name	Title	Base Salary	Specified Percentage	Aggregate Award Value
Daniel W. Avramovich	Chairman and Chief Executive Officer	$500,000	150%	$750,000
John J. Hafferty	EVP, Chief Financial Officer	$300,000	75%	$225,000
Michael F. Killea	EVP, Chief Legal Officer and General Counsel	$360,000	62.5%	$225,000
James Ward	EVP, Chief Information Officer	$268,000	50%	$134,000

With respect to the other executive officers named in the Company’s 2010 proxy statement, Messrs. Brashares, Uremovich and Kane and Ms. Bailey are no longer employed by the Company, and, accordingly, were not eligible to receive awards.

The restricted stock unit awards vest in equal one-third increments on March 5, 2011, 2012 and 2013, subject as to a given increment to the employee’s continued employment with the Company on the applicable vesting date. The number of restricted stock units awarded to the Company’s principal executive officer, principal financial officer and the other currently employed named executive officers is set forth in the following table:

Name	Title	# of Units
Daniel W. Avramovich	Chairman and Chief Executive Officer	27,056
John J. Hafferty	EVP, Chief Financial Officer	8,117
Michael F. Killea	EVP, Chief Legal Officer and General Counsel	8,117
James Ward	EVP, Chief Information Officer	4,834

The performance units are subject to two vesting conditions. The first condition is achievement of the applicable operating income target for the performance period, with the first performance period extending from April 1, 2010 to December 31, 2010, the second performance period extending from January 1, 2011 to December 31, 2011, and the third performance period extending from January 1, 2012 to December 31, 2012. One-third of the number of performance units can be earned with respect to each performance period. If the Company’s operating income for a performance period is at least 75% of the targeted operating income for that performance period, the participant will earn 33.3% of the targeted number of shares for that performance period. If the Company’s operating income in a performance period is equal to or greater than 125% of the targeted operating income for the performance period, the participant will earn 200% of the targeted number of shares for that performance period. At the targeted operating income level, the participant will earn 100% of the targeted number of shares for that performance period. The number of shares earned will be interpolated for operating income between 75% and 100% and 100% and 125% of the targeted operating income for a performance period. If the Company’s operating income in a performance period is less than 75% of the targeted operating income, no shares will be earned for that performance period.

Operating income is defined as the Company’s income (loss) from operations as reported in its audited financial statements for the applicable performance period (or in the case of the first performance period, the Company’s audited consolidated financial statements for the year ending December 31, 2010, adjusted to eliminate the Company’s income (loss) from operations for the three months ended March 31, 2010) adjusted to eliminate certain specified extraordinary, unusual and/or non-recurring items as set forth in the award agreement. However, in determining operating income for any performance period for purposes of calculating the number of shares earned for that period, the Committee may, in its reasonable discretion, reduce such operating income calculated as defined in the award agreement by up to 15% of the original amount of such operating income calculated as defined in the award agreement.

The second condition for vesting of those performance units is the participant’s continued service to the Company through March 5, 2013, at which time the participant will receive shares of the Company’s common stock based upon the number of shares that have been earned with respect to the three performance periods.

The following chart shows the number of performance units that would be awarded to the chief executive officer, chief financial officer and other currently employed named executive officers, assuming that such officer continued to serve through March 5, 2013 and that the threshold (75%), target (100%) or maximum (125%) operating income levels were achieved.

Name	Number of Shares Issuable Under Performance Share Awards
	Threshold		Target		Maximum
	Aggregate for 4/1/10 to 12/31/12 performance period	Per Performance Period	Aggregate for 4/1/10 to 12/31/12 performance period	Per Performance Period	Aggregate for 4/1/10 to 12/31/12 performance period	Per Performance Period
Daniel W. Avramovich*	27,056	9,019	81,169	27,076	162,338	54,113
John J. Hafferty	8,117	2,706	24,351	8,117	48,702	16,234
Michael F. Killea	8,117	2,706	24,351	8,117	48,702	16,234
James Ward	4,834	1,611	14,502	4,834	29,004	9,668

* Mr. Avramovich has been granted two separate performance unit awards in order to comply with certain provisions of the 2006 Plan. The information in the table represents the aggregate number of shares that Mr. Avramovich could receive under both grants at each performance level.

Those performance units and restricted stock units that have vested will include the right to receive delivery of additional shares of common stock of the Company, if any, equal to (i) the amount of aggregate dividends (without interest), if any, that the participant would have received if, for the period beginning on the date of grant and ending on the applicable date of vesting, the grantee had owned all of the shares delivered to the grantee upon vesting, divided by (ii) the fair market value of a share on the date of vesting. Additional terms and conditions of the performance unit and restricted stock unit awards, including the effect of death, disability, resignation, termination of employment with or without cause, and a change of control on vesting of awards, are set forth in the form of performance stock unit award agreement filed as Exhibit 10.1 and the time-based restricted stock unit award agreement filed as Exhibit 10.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan

10.2	Form of Time-Based Restricted Stock Unit Award Agreement pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: June 10, 2010	by:	/S/ JOHN J. HAFFERTY
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan

10.2	Form of Time-Based Restricted Stock Unit Award Agreement pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan